UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Credit Agreement

On November 19, 2019, CrossAmerica Partners LP (the “Partnership”) entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of April 1, 2019 (the “Credit Agreement”), among the Partnership and Lehigh Gas Wholesale Services, Inc., as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto (collectively, the “Credit Parties”) and Citizens Bank, N.A., as administrative agent.  The Amendment amended, among other things, the change of control provisions in the Credit Agreement to permit the consummation of the Acquisition, as described under Item 5.01, and the Partnership’s entry into the Exchange Agreement (as defined below).

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 by reference.

The representations and warranties of the Credit Parties in the Amendment and the Credit Agreement are, in many respects, qualified by materiality and limited to the knowledge of the Credit Party making such representation and warranty, but their accuracy forms the basis of one of the conditions to the effectiveness of the Amendment. Such representations and warranties were made only for purposes of the Amendment and the Credit Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to the limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that the Partnership has disclosed in other filings with the SEC.

Exchange Agreement

On November 19, 2019, the Partnership entered into an Exchange Agreement (the “Exchange Agreement”) with Circle K Stores Inc., a Texas corporation (“Circle K”).   Pursuant to the Exchange Agreement, Circle K has agreed to transfer to the Partnership 45 owned and leased convenience store properties (the “Properties”) and related assets (including fuel supply agreements) relating to such Properties, and U.S. wholesale fuel supply contracts covering 387 additional sites (the “DODO Sites”), and, in exchange therefore, the Partnership has agreed to transfer to Circle K 100% of the limited partnership units in CST Fuel Supply LP that are owned by the Partnership, which represent 17.5% of the outstanding units of CST Fuel Supply LP (collectively, the “Exchange”).

The assets being exchanged by Circle K include (a) fee simple title to all land and other real property and related improvements owned by Circle K at the Properties, (b) Circle K’s leasehold interest in all land and other real property and related improvements leased by Circle K at the Properties, (c) all buildings and other improvements and permanently attached machinery, equipment and other fixtures located on the Properties, (d) all tangible personal property owned by Circle K and located on the Properties, including all underground storage tanks located on the Properties, and owned by Circle K, (e) all of Circle K’s rights under the dealer agreements related to the Properties and the DODO Sites, (f) Circle K’s rights under the leases to the leased Properties and all tenant leases and certain other contracts related to the Properties, (g) all fuel inventory owned by Circle K and stored in the underground storage tanks at locations operated by dealers that are independent commission marketers, (h) all assignable permits related to the Properties and related assets owned by Circle K, (i) all real estate records and related registrations and reports and other books and records of Circle K to the extent relating to the Properties, and (j) all goodwill and other intangible assets associated with the foregoing assets (collectively, the “Assets”).  The Partnership will also assume certain liabilities associated with the Assets.

The closing of the Exchange is expected to occur in the first calendar quarter of 2020 and is subject to the satisfaction or waiver of customary closing conditions. The Exchange Agreement contains customary representations, warranties, agreements and obligations of the parties, including covenants regarding the conduct by Circle K with respect to the Assets prior to closing. The Partnership and Circle K have agreed to indemnify each other for, among other things, breaches of their respective representations and warranties contained in the Exchange Agreement for a period of 18 months after the date of closing (except for certain fundamental representations and warranties, which survive until the expiration of the applicable statute of limitations) and for breaches of their respective covenants and for certain liabilities assumed or retained by the Partnership or Circle K, respectively. The respective indemnification obligations of each of the Partnership and Circle K to the other are subject to the limitations set forth in the Exchange Agreement.  The Exchange Agreement may be terminated, among other ways, by mutual written consent of the Partnership and Circle K.

In connection with the execution of the Exchange Agreement, the Partnership and Circle K also entered into an Environmental Responsibility Agreement, dated as of November 19, 2019 (the “ERA”), which agreement sets forth the parties’ respective liabilities and obligations with respect to environmental matters relating to the Properties.  Generally, Circle K will retain liability for known environmental contamination or non-compliance at the Properties, and the Partnership will assume liability for unknown environmental contamination and non-compliance at the Properties.

The foregoing description of the Exchange Agreement is qualified in its entirety by the full text of the Exchange Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Exchange Agreement and the above description of the Exchange Agreement have been included to provide investors and securityholders with information regarding the terms of the Exchange Agreement. The disclosures made herein are not intended to provide any other factual information about the Partnership or its subsidiaries or affiliates. The Exchange Agreement contains representations and warranties of the Partnership made solely for the benefit of Circle K. The assertions embodied in those representations and warranties were made solely for purposes of the Exchange Agreement and are subject to the qualifications and limitations set forth therein.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to securityholders or were used by the Partnership for the purpose of allocating risk rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be reflected in the Partnership’s public disclosures.

Relationship between the Parties.

Prior to the Acquisition, Circle K indirectly owned 100% of the membership interests in CrossAmerica GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”).  Pursuant to the Transitional Omnibus Agreement (defined below), Circle K will continue to provide the Partnership and the General Partner with management, administrative and operating services for such time period, and on the terms and conditions, set forth therein.   For more information about the relationship between the Partnership and Circle K, see the description included in Part III, Item 13, “Certain Relationships and Related Party Transactions, and Director Independence” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

The conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “Board”), which is composed of the independent directors of the Board, recommended that the Board approve the transactions contemplated by the Exchange Agreement in November 2019, and based upon such recommendation, the Board subsequently approved the transactions contemplated by the Exchange Agreement on the terms and conditions thereof. In connection with its evaluation of such transactions, the Conflicts Committee retained independent legal and financial advisors to assist in evaluating the transactions contemplated by the Exchange Agreement on the terms and conditions thereof.

Transitional Omnibus Agreement

Upon the closing of the Acquisition, the Partnership entered into a Transitional Omnibus Agreement, dated as of November 19, 2019 (the “Transitional Omnibus Agreement”), among the Partnership, the General Partner and Circle K. Pursuant to the Transitional Omnibus Agreement, Circle K has agreed, among other things, to continue to provide, or cause to be provided, to the Partnership certain management, administrative and operating services, as provided under the Prior Omnibus Agreement (defined below) until the closing of the Exchange (or until June 30, 2020 with respect to certain services), unless earlier terminated in accordance with the terms of the Exchange Agreement or unless the parties extend the term of certain services. In addition, from January 1, 2020 (or such other date as agreed by the parties) until the closing of the Exchange, the General Partner will provide Circle K with certain administrative and operational services relating to the Assets, on the terms and conditions set forth in the Transitional Omnibus Agreement.

The foregoing description of the Transitional Omnibus Agreement is qualified in its entirety by the full text of the Transitional Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Contemporaneously with the closing of the Acquisition, the Partnership, the General Partner, Dunne Manning Inc., CST Services LLC and Dunne Manning Stores, LLC mutually terminated the Second Amended and Restated Omnibus Agreement, dated as of April 29, 2019 (the “Prior Omnibus Agreement”), among such parties, pursuant to a Termination Agreement, dated as of November 19, 2019, among such parties (the “Prior Omnibus Agreement Termination”). Under the Prior Omnibus Agreement, Circle K provided, or caused to be provided, to the Partnership certain management, administrative and operating services. After November 19, 2019, these management, administrative and operating services will be provided to the Partnership pursuant to the Transitional Omnibus Agreement described under Item 1.01 above for the term provided therein, and thereafter by the General Partner.

The foregoing description of the Prior Omnibus Agreement Termination is qualified in its entirety by the full text of the Prior Omnibus Agreement Termination, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.02 by reference.

In addition, contemporaneously with the closing of the Acquisition CST Brands, Inc., Joseph V. Topper, Jr., The 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. (the “Topper Trust”) and Lehigh Gas Corporation (“LGC”) mutually terminated the Voting Agreement, dated as of October 1, 2014 (the “Voting Agreement”), among such parties, pursuant to a Termination Agreement, dated as of November 19, 2019, among such parties (the “Voting Agreement Termination”).  Under the Voting Agreement, Mr. Topper, the Topper Trust and LGC had agreed to vote, or cause to be voted, their common units of the Partnership in accordance with the recommendation of the Board.

The foregoing description of the Voting Agreement Termination is qualified in its entirety by the full text of the Voting Agreement Termination, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 1.02 by reference.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included under Item 1.01 “Amendment to Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

On November 19, 2019, CST Brands, LLC, an indirect, wholly owned subsidiary of Alimentation Couche-Tard Inc. (“Couche-Tard”), and certain other subsidiaries of CST Brands, LLC, sold all of their ownership interests in the Partnership to certain investment vehicles controlled by Joseph V. Topper, Jr., the Partnership’s founder and a current member of the Board.  Pursuant to the Securities Purchase Agreement, dated as of November 19, 2019:

•	CST GP, LLC, the owner of 100% of the membership interests in the General Partner (the “GP Membership Interests”), sold all of the GP Membership Interests to Lehigh Gas GP Holdings LLC (“Lehigh Gas”);
•	CST Brands Holdings, LLC, the owner of 100% of the incentive distribution rights (“IDRs”) issued by the Partnership, sold all of the IDRs to Dunne Manning CAP Holdings II, LLC; and
•	Certain subsidiaries of CST Brands, LLC sold an aggregate of 7,486,131 common units of the Partnership owned by such subsidiaries to Dunne Manning CAP Holdings I LLC

(collectively, the “Acquisition”).

The purchase price paid for the GP Membership Interests consisted of $0.5 million in cash paid by Lehigh Gas with the proceeds of equity investments from its owner.

The General Partner conducts, directs and manages all activities of the Partnership, subject to the oversight of the Board and the executive officers of the General Partner. As a result of the consummation of the Acquisition, Lehigh Gas, which is controlled by Mr. Topper, as the sole member of the General Partner, has the right to appoint all members of the Board.  After the consummation of the Acquisition, including the interests in the Partnership listed above, Mr. Topper and his affiliates directly or indirectly beneficially own an aggregate of 14,905,566, or 43.3%, of the common units of the Partnership.

To the extent required, the information contained in Items 1.01, 1.02 and 5.02 in this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Board of Directors

In connection with, and effective upon the closing of, the Acquisition described under Item 5.01 above, Timothy A. Miller, Jean Bernier, Claude Tessier and Gerardo Valencia, each of whom is a current or retired employee of Couche-Tard, resigned from the Board and from the board of each subsidiary of the Partnership. These resignations were not a result of any disagreements between the General Partner and the directors on any matter relating to the General Partner’s operations, policies or practices.

Each of Mr. Topper, Justin A. Gannon, John B. Reilly, III, and Mickey Kim remain members of the Board. Effective upon the closing of the Acquisition, Lehigh Gas, as the sole member of the General Partner, appointed each of the following persons as members of the Board: Charles Nifong, Keenan Lynch, Kenneth G. Valosky and Maura Topper. Messrs. Gannon, Kim and Valosky have been named to the audit and conflicts committees of the board of directors of the General Partner. Mr. Gannon will serve as Chairman of the audit committee and Mr. Kim will serve as Chairman of the conflicts committee.

Joseph V. Topper, Jr. (Chairman)

Mr. Topper has served as a director on the Board since October 2012 and was elected Chairman of the Board effective November 19, 2019.  Mr. Topper has been the President of Dunne Manning Inc. (“DMI”), a diversified portfolio of companies operating in the wholesale and retail gasoline, real estate and investing industries, since 2015. Mr. Topper served as President and Chief Executive Officer of the General Partner from October 2012 to March 2015. Mr. Topper resigned as President effective March 2015 and his term as Chief Executive Officer ended on September 2015. Mr. Topper also served as Chairman of the Board from October 28, 2012 through September 30, 2014. Mr. Topper has over 25 years of management experience in the wholesale and retail fuel distribution business. In 1987, Mr. Topper purchased his family’s retail fuel business and five years later founded DMI (formerly known as Lehigh Gas Corporation), where he has served as the Chief Executive Officer since 1992. Mr. Topper currently serves as chairman of the board of trustees for Villanova University and the board of directors for Lehigh Valley PBS. He served on the board of directors of CST Brands, Inc. from October 2014 until December 2016. He is the past President of the board of directors for Lehigh Valley PBS and the Lehigh Valley PBS Foundation. He also served as a board member for the Good Shepherd Rehabilitation Hospital in Allentown. Mr. Topper holds a Master’s degree of Business Administration from Lehigh University and a bachelor’s degree in Accounting from Villanova University. Mr. Topper is also a Certified Public Accountant.

Justin A. Gannon

Mr. Gannon has served as a director on the Board and Chairman of its audit committee and member of its conflicts committee since October 2014. Mr. Gannon has acted as an independent consultant and private investor since September 2013. From February 2003 through August 2013, He served in various roles at Grant Thornton LLP, including as National Leader of Merger and Acquisition Development from June 2011 through August 2013, Central Region Managing Partner from January 2010 through June 2011, Office Managing Partner in Houston, Texas from August 2007 through June 2011 and Office Managing Partner in Kansas City, Missouri from August 2005 to July 2007.  From 1971 through 2002, Mr. Gannon worked at Arthur Andersen LLP, the last 21 years as an audit partner. Since December 2014, Mr. Gannon has served on the board of directors of California Resources Corporation (NYSE:  CRC) where he serves as chair of the audit committee and member of the compensation committee. Mr. Gannon served on the board of directors of Vantage Energy Acquisition Corp. (NASDAQ: VEACU) and as chairman of the audit committee and a member of the compensation committee from April 2017 until its dissolution in April 2019. He is a former chairman of the board of directors of American Red Cross Chapters in the Tulsa, Oklahoma and San Antonio, Texas areas. Mr. Gannon received a bachelor’s degree in Accounting from Loyola Marymount University and is a Certified Public Accountant licensed in California (inactive) and Texas.

Mickey Kim

Mr. Kim has served as a director on the Board and Chairman of its conflicts committee and member of its audit committee since June 2017.  Mr. Kim is a Member, Chief Operating Officer and Chief Compliance Officer of Kirr, Marbach & Company, LLC (“KM”), a registered investment adviser. Mr. Kim joined KM in 1986 and has been KM’s Chief Operating Officer since 1996 and Chief Compliance Officer since 2004. Mr. Kim has also served as Vice President, Treasurer and Secretary of Kirr, Marbach Partners Funds, Inc., a registered investment company, since 1998. Prior to his position with KM, Mr. Kim was a Senior Research Analyst at Driehaus Capital Management, a Chicago investment management firm, from 1982 to 1985. Mr. Kim has been a Chartered Financial Analyst (CFA) charterholder since 1985 and passed the Certified Public Accountant examination in 1980. He holds a bachelor’s degree in Accounting from the University of Illinois (1980) and a Master’s degree in Business Administration from the University of Chicago (1982).

Keenan D. Lynch, Director (age 31)

Mr. Lynch was appointed director on the Board and Corporate Secretary of the General Partner, effective November 19, 2019.  Since 2017, he has served as Vice President and General Counsel of DMI, a diversified portfolio of companies operating in the wholesale and retail gasoline, real estate and investing industries.  Before joining DMI, he was an associate at Skadden, Arps, Slate, Meagher & Flom LLP.  He holds a Bachelor of Arts from Villanova University and a Juris Doctor from the University of Pennsylvania Law School.

Charles M. Nifong, Jr., Director (age 45)

Mr. Nifong was appointed director on the Board, and President and Chief Executive Officer of the General Partner, effective November 19, 2019.  Prior to assuming his current position, Mr. Nifong was the President of Dunne Manning Stores, Inc., a convenience store operator and wholesale fuel provider.  Mr. Nifong served as the Chief Investment Officer and Vice President of Finance for the Partnership from 2013 through 2015.  Before joining the Partnership, Mr. Nifong worked for more than nine years in investment banking as a Director at Bank of America Merrill Lynch where he worked on an extensive range of capital markets and mergers and acquisitions advisory assignments. Prior to his career in investment banking, Mr. Nifong served as a Captain in the United States Army in armor and reconnaissance units. Mr. Nifong holds a Bachelor of Chemical Engineering with Highest Honor from the Georgia Institute of Technology and Master of Business Administration from the University of Virginia.

John B. Reilly, III

Mr. Reilly has served as a director on the Board since May 2012 and has been a member of the audit committee since October 2014. He was a member of the Partnership’s conflicts committee from October 2014 through November 2019.  Mr. Reilly has served as the President of City Center Investment Corp since May 2011. Prior to then, he was President of Landmark Communities and Managing Partner of Traditions of America since 1998. Mr. Reilly has thirty years of experience in commercial and residential real estate development and planning, finance management and law. Mr. Reilly serves as a trustee of Lafayette College and also served as the chairman of the board of trustees for the Lehigh Valley Health Network. He holds a Juris Doctor degree from Fordham University Law School and a bachelor’s degree in economics from Lafayette College. He is a Certified Public Accountant and a member of the Pennsylvania Bar Association.

Maura Topper, Director (age 33)

Ms. Topper was appointed Director of the Board effective November 19, 2019.  She is currently Vice President and Chief Financial Officer of DMI, a diversified portfolio of companies operating in the wholesale and retail gasoline, real estate and investing industries. Prior to joining Dunne Manning in 2014, Ms. Topper graduated from the Masters of Business Administration program at Columbia Business School. Prior to that, she served as a Marketing Account Executive at MSG Promotions, Inc. and a senior accountant in the audit practice of Deloitte & Touche LLP in New York. Ms. Topper graduated from Villanova University in 2008 with a Bachelor of Science degree in Accounting and a Bachelor of Science in Business (Finance). From 2012 to 2014, she served as a director on the Board. She currently resides in Philadelphia, Pennsylvania.

Kenneth G. Valosky, Director (age 59)

Mr. Valosky was appointed director on the Board and a member of its audit committee and conflicts committee effective November 19, 2019.  He is Executive Vice President of Villanova University.  He joined Villanova University in 2000 as the Chief Financial Officer and has served as its Vice President for Finance, Acting Senior Vice President for Administration and Vice President for Administration and Finance before assuming his current role in 2014.  He previously held several senior financial positions at Thomas Jefferson University prior to joining the University in 2000.  These positions included Director of Internal Audit and Controller.  He began his career as a public accountant with Touche Ross & Co. (a predecessor to Deloitte).  Mr. Valosky also served as a trustee and chair of the Stewardship Committee of the Mercy Health System of Southeastern Pennsylvania, trustee and chair of the Finance Committee of Merion Mercy Academy and as a member of the Auditing and Accounting Committee of the Archdiocese of Philadelphia. He received a B.S. in Accountancy, cum laude from Villanova University and an M.S. in Organizational Dynamics from the University of Pennsylvania.  He is a Certified Public Accountant, inactive status in the Commonwealth of Pennsylvania.

There is no arrangement or understanding between any of these newly elected directors, and any other person pursuant to which such directors were elected. In addition, there are no arrangements or understandings between Lehigh Gas and Couche Tard, or any of their respective affiliates or associates, with respect to election of the General Partner’s directors or other matters. There are no relationships of the newly elected directors that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Officers

Effective upon the Acquisition, each of the officers of the General Partner resigned from all offices held by such officer with the Partnership and its subsidiaries.

Charles Nifong, President and Chief Executive Officer (age 45)

Mr. Nifong was appointed director on the Board, and President and Chief Executive Officer of the General Partner, effective November 19, 2019. Prior to assuming his current position, Mr. Nifong was the President of Dunne Manning Stores, Inc., a convenience store operator and wholesale fuel provider.  Mr. Nifong served as the Chief Investment Officer and Vice president of Finance for the Partnership from 2013 through 2015.  Before joining the Partnership, Mr. Nifong worked for more than nine years in investment banking as a Director at Bank of America Merrill Lynch where he worked on an extensive range of capital markets and mergers and acquisitions advisory assignments. Prior to his career in investment banking, Mr. Nifong served as a Captain in the United States Army in armor and reconnaissance units. Mr. Nifong holds a Bachelor of Chemical Engineering with Highest Honor from the Georgia Institute of Technology and Master of Business Administration from the University of Virginia.

Jonathan E. Benfield, Interim Chief Financial Officer (age 43)

Mr. Benfield was appointed Interim Chief Financial Officer of the General Partner effective November 19, 2019.  Mr. Benfield has over 20 years of public and corporate accounting experience and has served in a variety of roles since joining CrossAmerica in 2012, most recently as Director of Finance.  Before joining CrossAmerica, Mr. Benfield worked for four years at PPL Corporation, most recently as Manager of Financial Reporting.  He also worked for nine years at Ernst & Young, most recently as Senior Manager in the audit practice. He served on the Board of Trustees of Bally Savings Bank from 2004 to 2012, including as chairman of the board from 2009 to 2012. Mr. Benfield is a Certified Public Accountant and holds a bachelor’s degree in Accounting and Finance from Kutztown University.

David F. Hrinak, Vice President of Operations (age 63)

Mr. Hrinak was appointed Vice President of Operations of the General Partner effective November 19, 2019.  Mr. Hrinak previously served as Executive Vice President and Chief Operating Officer of the General Partner from 2014 until June 2017, and served as President of the General Partner from May 2012 to October 2014. He previously served as an officer of DMI from 2005 until the founding of the General Partner, and was DMI’s President from September 2010 until May 2012. Mr. Hrinak has more than 36 years of experience in the wholesale and retail fuel distribution business. Prior to joining DMI, Mr. Hrinak was the Branded Wholesale Manager at ConocoPhillips.

Keenan D. Lynch, Corporate Secretary (age 31)

Mr. Lynch was appointed Corporate Secretary of the General Partner effective November 19, 2019.  Since 2017, he has served as Vice President and General Counsel of DMI, a diversified portfolio of companies operating in the wholesale and retail gasoline, real estate and investing industries.  Before joining DMI, he was an associate at Skadden, Arps, Slate, Meagher & Flom LLP.  He holds a Bachelor of Arts from Villanova University and a Juris Doctor from the University of Pennsylvania Law School.

Ms. Topper is the daughter, and Mr. Lynch is the son-in-law, of Mr. Topper.

Phantom Stock Units

The Acquisition constitutes a change in control under the Partnership’s 2012 Incentive Award Plan and will accelerate vesting of all 44,462 phantom stock units outstanding under the Plan, converting such phantom stock units into the same number of common units of the Partnership.

Item 7.01 REGULATION FD

On November 19, 2019, the Partnership and Couche-Tard issued a press release announcing the consummation of the Acquisition and the execution of the Exchange Agreement. The press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

The information in this Item 7.01 and in Exhibit 99.1 of Item 9.01 of this Current Report on Form 8-K, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.  By furnishing this information, the Partnership makes no admission as to the materiality of such information that the Partnership chooses to disclose solely because of Regulation FD.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits have been filed or furnished with this report:

(d)Exhibits

Exhibit No.	Description

2.1	Exchange Agreement, dated as of November 19, 2019, between Circle K Stores, Inc. and CrossAmerica Partners LP *+
10.1

Amendment to Credit Agreement, dated as of November 19, 2019, among CrossAmerica Partners LP and Lehigh Gas Wholesale Services, Inc., as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto and Citizens Bank, N.A., as administrative agent, swing line lender and L/C issuer

10.2	Transitional Omnibus Agreement, effective as of November 19, 2019, by and among CrossAmerica Partners LP, CrossAmerica GP LLC and Circle K Stores Inc. *+
10.3

Termination Agreement, dated as of November 19, 2019, by and among CrossAmerica Partners LP, CrossAmerica GP LLC, Dunne Manning Inc., CST Services, LLC, Circle K Stores Inc., Dunne Manning Stores, LLC and Joseph V. Topper, Jr.

10.4	Termination Agreement, dated as of November 19, 2019, by and among CST Brands, LLC, Joseph V. Topper, Jr., 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. and Dunne Manning Inc.
99.1	Press release, dated as of November 19, 2019, issued by CrossAmerica Partners LP and Alimentation Couche-Tard Inc.
99.2	Press release, dated as of November 20, 2019, issued by CrossAmerica Partners LP
99.3	Investor Presentation Slides of CrossAmerica

* Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) would likely cause competitive harm to the Partnership if publicly disclosed.  The Partnership hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the Securities and Exchange Commission (the “SEC”).

+ Non-material schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits to this report contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the Partnership’s or its management’s expectations or predictions of the benefits of the transactions and agreements described herein, including the Partnership’s plans, objectives and intentions, the expected timing of completion of the transactions contemplated thereby and other statements that are not historical facts.  It is important to note that the Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the SEC. Forward-looking statements speak only as of the date they are made, and the Partnership undertakes no duty or obligation to publicly update or revise the information contained in this report, whether as a result of new information, future events or otherwise, although the Partnership may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. Readers of this Current Report on Form 8-K are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	Corporate Secretary

Dated:  November 21, 2019